UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 17, 2025

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

S101-5289 Cambie Street, Vancouver BC Canada V5Z 0J5

(Address of principal executive offices)

+ 1-604-336-5353

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Voluntary Governance Disclosure Regarding Family Relationship and Related Internal Control Measures. Summit Networks Inc. (the "Company") is voluntarily providing this disclosure to enhance transparency and reinforce its governance-strengthening efforts.

The Company's Chief Executive Officer ("CEO"), Ms. Charlene Huang, and Interim Chief Financial Officer ("Interim CFO"), Ms. Delia Zheng, are mother and daughter. Both individuals maintain independent residences, independent personal lives, and separate professional backgrounds, and each is committed to serving the best interests of shareholders.

Ms. Zheng was appointed as a director in March 2023 and as the Company Secretary in April 2024. Ms. Huang was appointed as the Chief Executive Officer in October 2024. In January 2025, the Board requested that Ms. Zheng temporarily assume the role of Chief Financial Officer, effective March 2025, to ensure continuity of financial reporting. This appointment was a transitional measure only and not a permanent CFO designation.

The following actions were taken by Company executives during the CTO period to maintain compliance and operational stability:

1. Temporary halt of senior management hiring.

Ms. Zheng will continue to serve as interim chief financial officer until a new permanent chief financial officer is formally appointed.

2. CEO Personal Financing Support and Bridge Loan Facility

To maintain operational stability during the auditor transition period, the CEO provided the Company with short-term financing through ordinary-course loan arrangements. These loans were extended solely to support working-capital needs, were made on standard commercial terms, and involved no equity transfer, conversion features, dilution, or change in shareholder voting or ownership rights. The financing did not grant the CEO any preferential rights beyond customary repayment terms for ordinary commercial loans.

3. Establishment of Audit Committee (August 25, 2025)

The Board established an Audit Committee and engaged senior financial experts to strengthen oversight of accounting, audit functions, and internal control processes.

4. Completion of Scalable Digital Deliverables

By September 30, 2025, the Company completed two commercially deployable Web2/Web3 workflow templates forming a repeatable foundation for future revenue expansion.

5. Reliability of financial reports and completeness of expenses

Compensation for senior officers is limited to fixed amounts; the Chief Executive Officer receives no salary, and the Secretary and Interim Chief Financial Officer receive only a basic fixed salary, with no equity-linked, discretionary, or reimbursable components.

No senior officer, director, or related party has the authority to approve or accept reimbursement for personal or non-official expenditures. Expense control is overseen by the Audit Committee.

This voluntary disclosure does not change management's assessment of the effectiveness of internal control over financial reporting as discussed in the Company’s last Quarterly Report on Form 10-Q and does not require any restatement of previously issued financial statements.

Certain statements contained in this Current Report on Form 8-K are forward-looking statements and are based on future expectations, plans, and prospects for SNTW’s business and operations that involve a number of risks and uncertainties.  SNTW’s forward-looking statements in this report are made as of the date hereof, and the Corporation disclaims any duty to supplement, update, or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations, or otherwise.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Corporation is identifying certain forward-looking information regarding the Company's business. Actual events or results may differ materially from those contained in these forward-looking statements.  Important factors that could cause future events or results to vary from those addressed in the forward-looking statement include, without limitation, risks and uncertainties arising from the ability of SNTW to successfully implement its business plan; uncertainties relating to the ability to realize the expected benefits of the business; unanticipated or unfavorable regulatory matters; general economic conditions in the region and industry in which SNTW operates, and other risk factors as discussed in the Corporation’s other filings made by the Corporation from time to time with the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Summit Networks Inc.

Date: November 18, 2025	By	/s/Chao Long Huang
Chao Long Huang
Chief Executive Officer
(Principal Executive Officer)